Intellicheck Announces Fourth Quarter and Full-Year 2023 Financial Results

Achieved Fourth Quarter Net Income of $757,000

SaaS Revenues Grew 18% Year Over Year

MELVILLE, NY – March 21, 2024 – Intellicheck, Inc. (Nasdaq: IDN), an industry-leading identity company delivering on-demand digital and physical identity validation solutions, today announced its financial results for the fourth quarter and full-year ended December 31, 2023. Total revenue for the fourth quarter ended December 31, 2023 grew 14% to $5,176,000 compared to $4,551,000 in the same period of 2022. Quarter-over-Quarter SaaS revenue grew 13% and totaled $5,069,000 compared to $4,479,000 in the same period of 2022 and grew 9% sequentially over the third quarter of 2023.

“We anticipate continued growth driven by our expectations from our pipeline and the number of deals anticipated to go live in Q2 and Q3. We believe that we are on the cusp of a number of sizeable revenue generators that will really move the needle in the back half of the year. These include the addition of new retailers with our long standing bank partners, global media companies, auto, title and now crypto currency, our latest vertical. Additionally, we have made important progress in strengthening our organization with the addition of a new CTO, a new leader for our Channel and Technology Alliances, and a new Vice President of Marketing. We remain committed to giving our clients the innovative tools that allow them to onboard more customers quickly and easily while fundamentally eliminating fraud and building value for our shareholders,” said Intellicheck CEO Bryan Lewis.

Gross profit as a percentage of revenues was 94.9% for the three months ended December 31, 2023 compared to 94.8% in the same period in 2022.

Operating expenses for the three months ended December 31, 2023, which consist of selling, general and administrative expenses and research and development expenses, decreased 15% to $4,291,000 for the fourth quarter of 2023 compared to $5,054,000 for the same period of 2022. Included within operating expenses for the fourth quarters of 2023 and 2022 were $249,000 and $687,000, respectively, of non-cash equity compensation expense.

Net income for the three months ended December 31, 2023 improved to $757,000 or $0.04 per diluted share compared to Net loss of ($869,000) or ($0.05) per diluted share for the same period in 2022.

Adjusted EBITDA (earnings before interest and other income, provision for income taxes, sales tax accrual, depreciation, amortization, stock-based compensation expense and certain non-recurring charges) improved to $1,169,000 for the fourth quarter of 2023 as compared to $389,000 for the same period of 2022. A reconciliation of adjusted EBITDA to net loss is provided in this release.

Full Year 2023 Results
Total revenue for the full year ended December 31, 2023 increased 18% to $18,906,000 compared to $15,966,000 in the same period of 2022. Year-over-year SaaS revenue grew 18% and totaled $18,595,000 compared to $15,728,000 in the same period of 2022.

Gross profit as a percentage of revenue was 92.7% for the year ended December 31, 2023 compared to 92.0% in the same period of 2022. The increase in gross profit percentage was primarily driven by our concentration of SaaS-based revenues.

Operating expenses for the year ended December 31, 2023 were $19,807,000 compared to $18,721,000 for the same period of 2022. Included within operating expenses for the full years of 2023 and 2022 were $1,596,000 and $2,455,000, respectively, of non-cash equity compensation expense.

Net loss for the year ended December 31, 2023 was ($1,980,000) or ($0.10) per diluted share compared to a net loss of ($4,159,000) or ($0.22) per diluted share in the same period of 2022. Adjusted EBITDA (earnings before interest and other income, provision for income taxes, sales tax accrual, depreciation, amortization, stock-based compensation expense and certain non-recurring charges) was $377,000 for the year ended December 31, 2023 compared to ($924,000) for the same period of 2022. A reconciliation of adjusted EBITDA to net loss is provided in this release.

As of December 31, 2023, the Company had cash and short-term investments in the form of U.S. Treasuries that totaled $9.0 million, and stockholders’ equity totaled $17.3 million.

The financial results reported today do not consider any adjustments that may be required in connection with the completion of the Company’s financial statement audit process and should be considered preliminary until Intellicheck files its Form 10-K for the fiscal year ended December 31, 2023.

Conference Call Information
The Company will hold an earnings conference call on March 21, 2024 at 4:30 p.m. ET/1:30 p.m. PT to discuss operating results. To listen to the earnings conference call, please dial 877-407-8037. For callers outside the U.S., please dial 201-689-8037.

A replay of the conference call will be available shortly after completion of the live event. To listen to the replay, please dial 877-660-6853 and use conference identification number 13743896 For callers outside the U.S., please dial 201-612-7415 and use conference identification number 13743896. The replay will be available beginning approximately two hours after the completion of the live event and will remain available until March 28, 2024.

INTELLICHECK, INC.

CONDENSED BALANCE SHEETS
DECEMBER 31, 2023 and 2022

	(Unaudited)
	2023	2022
	(in thousands except share amounts)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$3,980	$5,196
Short-term investments	5,000	4,880
Accounts receivable, net	4,703	2,637
Other current assets	692	608
Total current assets	14,375	13,321

PROPERTY AND EQUIPMENT, NET	666	749
GOODWILL	8,102	8,102
INTANGIBLE ASSETS, NET	575	273
OTHER ASSETS	90	8

Total assets	$23,808	$22,453

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$884	$358
Accrued expenses	3,245	3,156
Income taxes payable	—	90
Equity awards liability	4	54
Liability for shares withheld	190	221
Deferred revenue, current portion	2,209	906
Total current liabilities	6,532	4,785

OTHER LIABILITIES
Deferred revenue, long-term portion	—	1
Total liabilities	6,532	4,786

STOCKHOLDERS’ EQUITY:
Preferred stock – $0.01 par value; 30,000 shares authorized; Series A convertible preferred stock, zero shares issued and outstanding as of December 31, 2023 and 2022, respectively	—	—
Common stock – $.001 par value; 40,000,000 shares authorized; 19,354,335 and 18,957,366 shares issued and outstanding as of December 31, 2023 and 2022, respectively	19	19
Additional paid-in capital	150,822	149,233
Accumulated deficit	(133,565)	(131,585)
Total stockholders’ equity	17,276	17,667

Total liabilities and stockholders’ equity	$23,808	$22,453

INTELLICHECK, INC.

CONDENSED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

	(Unaudited)
	2023	2022
	(in thousands except share and per share amounts)
REVENUES	$18,906	$15,966
COST OF REVENUES	(1,375)	(1,275)
Gross profit	17,531	14,691

OPERATING EXPENSES
Selling, general and administrative	15,127	12,707
Research and development	4,680	6,014
Total operating expenses	19,807	18,721

Loss from operations	(2,276)	(4,030)

OTHER INCOME (EXPENSE)
Interest and other income (expense)	234	(5)
Total other income (expense)	234	(5)

Net loss before provision (benefit) for income taxes	(2,042)	(4,035)
Provision (Benefit) for income taxes	(62)	124

Net loss	$(1,980)	$(4,159)

PER SHARE INFORMATION:
Loss per common share -
Basic/Diluted	$(0.10)	$(0.22)

Weighted average common shares used in computing per share amounts -
Basic/Diluted	19,243,179	18,838,971

INTELLICHECK, INC.

CONDENSED STATEMENTS OF STOCKHOLDERS’ EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022 (Unaudited)
(in thousands, except number of shares)

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount
BALANCE, December 31, 2021	18,660,369	$19	$146,455	$(127,426)	$19,048

Stock-based compensation	—	—	2,778	—	2,778
Issuance of shares for vested restricted stock grants	296,997	—	—	—	—
Net loss	—	—	—	(4,159)	(4,159)

BALANCE, December 31, 2022	18,957,366	$19	$149,233	$(131,585)	$17,667

Stock-based compensation	—	—	1,646	—	1,646
Issuance of common stock for vested restricted stock units and earned performance stock units	421,689	—	—	—	—
Shares forfeited in exchange for withholding taxes	(24,720)	—	(57)	—	(57)
Net loss	—	—	—	(1,980)	(1,980)

BALANCE, December 31, 2023	19,354,335	$19	$150,822	$(133,565)	$17,276

INTELLICHECK, INC.

CONDENSED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

	(Unaudited)
	2023	2022
	(In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,980)	$(4,159)
Adjustments to reconcile Net loss to net cash (used in) operating activities:
Depreciation and amortization	282	285
Stock-based compensation	1,596	2,455
Allowance for credit losses	49	17
Change in accrued interest and accretion of discount on short-term investments	(206)	—
Changes in assets and liabilities:
(Increase) in accounts receivable	(2,115)	(462)
(Increase) decrease in other current assets	(84)	34
(Increase) in other assets	(82)	—
Increase (decrease) in accounts payable and accrued expenses	622	(260)
Increase (decrease) in deferred revenue	1,302	(367)
(Decrease) in other current liabilities	(31)	(1,023)
Net cash (used in) operating activities	(647)	(3,480)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(93)	(192)
Proceeds from maturity of short-term investments	5,000	—
Purchases of short-term investments	(4,914)	(4,880)
Software development and other costs	(407)	—
Net cash (used in) investing activities	(414)	(5,072)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds of insurance financing arrangement	49	319
Withholding taxes paid on RSU vesting	(57)	—
Repayment of insurance financing arrangement	(147)	(222)
Net cash (used in) provided by financing activities	(155)	97

Net (decrease) in cash	(1,216)	(8,455)

CASH, beginning of year	5,196	13,651

CASH, end of year	$3,980	$5,196

Supplemental disclosures of cash flow information:
Cash paid for interest	$2	$5
Cash paid for income taxes	$80	$31

Adjusted EBITDA

We use Adjusted EBITDA as a non-GAAP financial performance measurement. Adjusted EBITDA is calculated by adjusting net loss for certain reductions such as interest and other income and certain addbacks such as income taxes, impairments of long-lived assets and goodwill, sales tax accrual, depreciation, amortization, and stock-based compensation expense. Adjusted EBITDA is provided to investors to supplement the results of operations reported in accordance with GAAP. Management believes that Adjusted EBITDA provides an additional tool for investors to use in comparing our financial results with other companies that also use Adjusted EBITDA in their communications to investors. By excluding non-cash charges such as impairments of long-lived assets and goodwill, sales tax accrual, amortization, depreciation, and stock-based compensation, as well as non-operating charges for interest and income taxes, investors can evaluate our operations and can compare the results on a more consistent basis to the results of other companies. In addition, Adjusted EBITDA is one of the primary measures management uses to monitor and evaluate financial and operating results.

We consider Adjusted EBITDA to be an important indicator of our operational strength and performance of our business and a useful measure of our historical operating trends. However, there are significant limitations to the use of Adjusted EBITDA since it excludes interest and other income, sales tax accrual, impairments of long-lived assets and goodwill, stock-based compensation expense, all of which impact our profitability, as well as depreciation and amortization related to the use of long-term assets which benefit multiple periods. We believe that these limitations are compensated by providing Adjusted EBITDA only with GAAP net loss and clearly identifying the difference between the two measures. Consequently, Adjusted EBITDA should not be considered in isolation or as a substitute for net loss presented in accordance with GAAP. Adjusted EBITDA as defined by us may not be comparable with similarly named measures provided by other entities.

	(Unaudited)
	Three Months Ended December 31,		Years Ended December 31,
	2023	2022	2023	2022
Net income (loss)	$757	$(869)	$(1,980)	$(4,159)
Reconciling items:
Provision for income taxes	(82)	124	(62)	124
Non-restructuring severance expenses	-	58	548	58
Sales tax accrual	227	308	227	308
Interest and other expense (income)	(53)	5	(234)	5
Depreciation and amortization	71	76	282	285
Stock-based compensation expense including liability classified awards	249	687	1,596	2,455
Adjusted EBITDA	$1,169	$389	$377	$(924)
Contact
Investor Relations: Gar Jackson (949) 873-2789
Media and Public Relations: Sharon Schultz (302) 539-3747
About Intellicheck
Intellicheck (Nasdaq: IDN) is an identity company that delivers on-demand digital identity validation solutions for KYC, fraud, and age verification needs. Intellicheck validates both digital and physical identities for financial services, fintech companies, BNPL providers, e-commerce and retail commerce businesses, law enforcement and government agencies across North America. Intellicheck can be used through a mobile device, a browser, or a retail point-of-scale scanner. For more information on Intellicheck, visit us on the web and follow us on follow us on LinkedIn, Twitter, Facebook, and YouTube.
Safe Harbor Statement
Statements in this news release about Intellicheck’s future expectations, including: the advantages of our products, future demand for Intellicheck’s existing and future products, whether revenue and other financial metrics will improve in future periods, whether Intellicheck will be able to execute its turn-around plan or whether successful execution of the plan will result in increased revenues, whether sales of our products will continue at historic levels or increase, whether brand value and market awareness will grow, whether the Company can leverage existing partnerships or enter into new ones, whether there will be any impact on sales and revenues due to an epidemic, pandemic or other public health issue and all other statements in this release, other than historical facts, are “forward-looking statements” within the meaning of the Private

Securities Litigation Reform Act of 1995 (PSLRA). These statements, which express management’s current views concerning future events, trends, contingencies or results, appear at various places in this release and use words like “anticipate,” “assume,” “believe,” “continue,” “estimate,” “expect,” “forecast,” “future,” “intend,” “plan,” “potential,” “predict,” “project,” “sense”, “strategy,” “target” and similar terms, and future or conditional tense verbs like “could,” “may,” “might,” “should,” “will” and “would” are forward-looking statements within the meaning of the PSLRA. This statement is included for the express purpose of availing Intellicheck, Inc. of the protections of the safe harbor provisions of the PSLRA. It is important to note that actual results and ultimate corporate actions could differ materially from those in such forward-looking statements based on such factors as: market acceptance of our products and the presently anticipated growth in the commercial adoption of our products and services; our ability to successfully transition pilot programs into formal commercial scale programs; continued adoption of our SaaS product offerings; changing levels of demand for our current and future products; our ability to reduce or maintain expenses while increasing sales; our ability to successfully expand the sales of our products and services into new areas including health care and auto dealerships; customer results achieved using our products in both the short and long term; success of future research and development activities; the impact of inflation on our business and customer’s businesses and any effect this has on economic activity with our customer’s businesses; our ability to successfully market and sell our products, any delays or difficulties in our supply chain coupled with the typically long sales and implementation cycle for our products; our ability to enforce our intellectual property rights; changes in laws and regulations applicable to the our products; our continued ability to access government-provided data; the risks inherent in doing business with the government including audits and contract cancellations; liability resulting from any security breaches or product failure, together with other risks detailed from time to time in our reports filed with the SEC. We do not assume any obligation to update the forward-looking information.